POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Richard H. Chibnall and Gerald R. Mitchell, as the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for the undersigned and in the name, place and stead of the undersigned, in any and all capacities, to: (i) sign any and all Forms 3, and 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and the rules thereunder, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission; (ii) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, or 4 and timely file such form with the Securities and Exchange Commission and any stock exchange or similar authority; and (iii) take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact and agent, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact and agent on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact and agent may approve in the discretion of such attorney-in-fact and agent.

The undersigned hereby further grants unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person hereby ratifying and confirming all said attorney-in-fact and agent or substitute may lawfully do or cause to be done by virtue hereof.  The undersigned acknowledges that the attorney-in-fact and agent, in serving in such capacities at the request of the undersigned, is not assuming, nor is K-V Pharmaceutical Company (the “Company”) assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer (a) an officer and/or director of the Company or (b) required to file Forms 3 and 4 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless in either case earlier revoked by the undersigned in a signed writing delivered to the attorney-in-fact and agent.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 16th day of November, 2005.

/s/ Paul Brady